Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PositiveID Corporation (the “Company”) on Form 10-K for the year ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott R. Silverman, Chief Executive Officer and Chairman of the Board of Directors, and I, William J. Caragol, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Scott R. Silverman
Scott R. Silverman
Chief Executive Officer and Chairman of the Board
Date: March 25, 2011
/s/ William J. Caragol
William J. Caragol
President and Chief Financial Officer
Date: March 25, 2011

A signed original of this written statement required by Section 906 has been provided to PositiveID Corporation and will be retained by PositiveID Corporation and furnished to the Securities and Exchange Commission or its staff upon request.